EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 10, 1998 included in Streicher Mobile Fueling, Inc.'s Annual Report on Form 10-K for the fiscal year ended January 31, 1999.

ARTHUR ANDERSEN LLP
  Fort Lauderdale, Florida,

  June 1, 1999.